                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                    TRIAD AUTOMOBILE RECEIVABLES TRUST 2003-B

                       CLASS A-1 1.13% ASSET BACKED NOTES
                       CLASS A-2 1.66% ASSET BACKED NOTES
                       CLASS A-3 2.48% ASSET BACKED NOTES
                       CLASS A-4 3.20% ASSET BACKED NOTES

                       TRIAD FINANCIAL SPECIAL PURPOSE LLC
                                   (DEPOSITOR)

                                                                October 20, 2003

                             UNDERWRITING AGREEMENT

Credit Suisse First Boston LLC
On behalf of itself and
as representative (the "Representative") of the Underwriters
11 Madison Avenue, 5th Floor
New York, New York 10010

Ladies and Gentlemen:

         1. Introductory. Triad Financial Special Purpose LLC, a Delaware limited liability company (the "Depositor"), proposes to sell to the Underwriters named herein:

                  (a) $193,000,000 principal amount of Class A-1 1.13% Asset Backed Notes (the "Class A-1 Notes");

                  (b) $280,000,000 principal amount of Class A-2 1.66% Asset Backed Notes (the "Class A-2 Notes");

                  (c) $210,000,000 principal amount of Class A-3 2.48% Asset Backed Notes (the "Class A-3 Notes");

                  (d) $249,000,000 principal amount of Class A-4 3.20% Asset Backed Notes (the "Class A-4 Notes" and, collectively with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes" or "Underwritten Securities");

in each case issued by Triad Automobile Receivables Trust 2003-B (the "Trust").

         Simultaneously with the issuance and sale of the Underwritten Securities as contemplated herein, the Trust will issue $92,700,567.30 principal amount of Class B 8.00% Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes") and a trust certificate representing the beneficial ownership interest in the Trust (the "Certificate").

         The Notes will be secured by the Receivables (as hereinafter defined) and certain other property of the Trust. The Notes will be issued pursuant to the Indenture to be dated as of

October 1, 2003 (the "Indenture") by and between the Trust and JPMorgan Chase Bank (the "Indenture Trustee"). Payments in respect of the Class B Notes, to the extent specified in the Indenture and the Sale and Servicing Agreement (as hereinafter defined), are subordinated to the rights of the holders of the Class A Notes.

         The Certificate will represent a beneficial interest in the Trust, the assets of which will include the Receivables and certain other property. The Certificate will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement") to be dated as of October 1, 2003 between the Depositor, Triad Financial Corporation ("Triad") and Wilmington Trust Company (the "Owner Trustee"). Payments in respect of the Certificate, to the extent specified in the Indenture, the Sale and Servicing Agreement and the Trust Agreement, are subordinated to the rights of the holders of the Notes.

         The property of the Trust will include, among other things, a pool of motor vehicle retail installment sales contracts and installment loans for new and used automobiles and light duty trucks (the "Receivables"), sold by Triad to the Depositor pursuant to the Purchase Agreement (the "Purchase Agreement") dated as of October 1, 2003, and certain monies due or in some cases received thereunder on or after October 1, 2003. The Receivables will be sold to the Trust by the Depositor and will be serviced for the Trust by Triad (the "Servicer" or "Triad"), pursuant to the Sale and Servicing Agreement (the "Sale and Servicing Agreement") to be dated as of October 1, 2003 by and among the Depositor, the Servicer, the Indenture Trustee and the Trust.

         The Class A Notes will have the benefit of a note insurance policy (the "Note Policy"), issued by MBIA Insurance Corporation, a financial guaranty insurance company incorporated under the laws of the State of New York (the "Insurer").

         In connection with the issuance of the Note Policy (i) the Indenture Trustee, Triad, the Trust and the Insurer will execute and deliver an Insurance and Indemnity Agreement dated as of October 1, 2003 (the "Insurance Agreement") and (ii) the Representative and the Insurer will execute and deliver an Indemnification Agreement dated as of October 20, 2003 (the "Indemnification Agreement").

         Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Sale and Servicing Agreement.

         2. Representations and Warranties of the Depositor. The Depositor represents and warrants to and agrees with the underwriters named in Schedule I hereto (the "Underwriters") that:

                  (a) Registration statement on Form S-3 No. 333-90130 including a form of prospectus and such amendments thereto as may have been required to the date hereof, relating to the Underwritten Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), have been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective. Such registration statement, as amended at the Effective Time, including the exhibits thereto (but excluding Form T-1) and any material incorporated by reference therein, are hereinafter referred to as the "Registration Statement," and the prospectus (including the base prospectus and any prospectus supplement) relating to the Underwritten Securities, as last filed with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act is hereinafter referred to as the "Prospectus." For purposes of this Underwriting Agreement, "Effective Time" means the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, is declared effective by the Commission, and "Effective Date" means the date of the Effective Time.

                  (b) On the Effective Date, the Registration Statement did conform in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Depositor by the Underwriters through the Representative expressly for use in the Registration Statement; and when the Indenture is executed by the parties thereto, the Indenture will conform in all material respects with the Trust Indenture Act and at all times thereafter the Indenture will be duly qualified under the Trust Indenture Act.

                  (c) On the date of this Underwriting Agreement, the Registration Statement conforms, and at the time of the last filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and, except as aforesaid, neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) Other than with respect to any Derived Information (as to which the Depositor makes no representation), the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.

                  (e) The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents.

                  (f) The consummation by the Depositor of the transactions contemplated by this Underwriting Agreement and the Basic Documents and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Depositor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument under which the Depositor is a debtor or guarantor.

                  (g) This Underwriting Agreement has been duly authorized, executed and delivered by the Depositor; on the Closing Date (as hereafter defined), the Notes will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Trust entitled to the benefits provided by the Indenture; on the Closing Date, the Certificate will have been duly executed, authenticated, issued and delivered and entitled to the benefits provided by the Trust Agreement; on the Closing Date, the Basic Documents to which the Depositor is a party will have been duly authorized, executed and delivered by and will constitute valid and binding obligations of the Depositor enforceable in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and the Basic Documents will conform to the description thereof in the Prospectus in all material respects.

                  (h) The computer tape with respect to the Receivables (the "Computer Tape") to be delivered by Triad as seller under the Purchase Agreement to each of the Owner Trustee, the Indenture Trustee and the Representative will be complete and accurate in all material respects as of the date thereof.

         3. Purchase, Sale, and Delivery of the Underwritten Securities. On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositor, the aggregate principal amounts of the Class A Notes set forth opposite the names of the Underwriters in Schedule I hereto. The Underwritten Securities are to be purchased at the following purchase prices:

                                PURCHASE PRICE
                           (as a % of the aggregate
                              principal amount)
                           ------------------------
Class A-1 Notes                   99.87500%
Class A-2 Notes                   99.78685%
Class A-3 Notes                   99.76131%
Class A-4 Notes                   99.76636%

         Against payment of the purchase price in immediately available funds drawn to the order of the Depositor, the Depositor will deliver the Underwritten Securities to the Representative, for the account of the Underwriters, at the office of Dewey Ballantine LLP on October 29, 2003, at 9:00 a.m., New York time, or at such other time not later than seven full business days thereafter as the Representative and the Depositor determine, such time being referred to as the "Closing Date". Each of the Class A Notes to be so delivered will be initially represented by one or more notes registered in the name of Cede & Co., the nominee of The Depository Trust Company

("DTC"). The interests of beneficial owners of the Class A Notes will be represented by book entries on the records of DTC and participating members thereof.

         4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Underwritten Securities for sale to the public (which may include selected dealers), as set forth in the Prospectus.

         5. Covenants of the Depositor. The Depositor covenants and agrees with the Underwriters:

                  (a) If required, to file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the time specified therein. The Depositor will advise the Underwriters promptly of any such filing pursuant to Rule 424(b).

                  (b) To make no amendment or any supplement to the Registration Statement or the Prospectus as amended or supplemented prior to the Closing Date, without furnishing the Representative with a copy of the proposed form thereof and providing the Representative with a reasonable opportunity to review the same; and during such same period to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus as amended or supplemented or any amended Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission, of the suspension of the qualification of any of the Underwritten Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Underwritten Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                  (c) Promptly from time to time to take such action as the Representative may reasonably request in order to qualify the Underwritten Securities for offering and sale under the securities laws of such states as the Representative may request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Underwritten Securities, provided that in connection therewith the Depositor shall not be required to qualify as a foreign limited liability company to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the Closing Date with respect to such Underwritten Securities shall be at the Representative's expense.

                  (d) To furnish the Underwriters with copies of the Registration Statement (including exhibits) and copies of the Prospectus as amended or supplemented in such quantities as the Representative may from time to time reasonably request; and if, before a period of six months shall have elapsed after the Closing Date and the delivery of a prospectus or offering document shall be at the time required by law in connection with sales of any such Underwritten Securities, either (i) any event shall have occurred as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus as amended or supplemented, to notify the Representative and to prepare and furnish to the Representative as the Representative may from time to time reasonably request an amendment or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any of such Underwritten Securities at any time six months or more after the Closing Date, upon the Representative's request, but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may request of an amended or supplemented prospectus or offering document complying with the Act.

                  (e) To make generally available to Noteholders as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement of the Depositor complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after the Closing Date.

                  (f) To furnish to the Representative copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus and the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

                  (g) So long as any of the Underwritten Securities are outstanding, to furnish the Representative copies of all reports or other communications (financial or other) furnished to Noteholders, and to deliver to the Representative during such same period, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; (ii) copies of each amendment to any of the Basic Documents; (iii) on each Determination Date or as soon thereafter as practicable, notice by facsimile of the pool factors as of the related Record Date; and (iv) such additional information concerning the business and financial condition of the Depositor or the Trust as the Representative may from time to time reasonably request.

                  (h) To pay or cause to be paid the following costs and expenses incident to the performance of its obligations hereunder: (i) the Commission's filing fees with respect to the Underwritten Securities; (ii) all fees of any rating agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee and the Owner Trustee; (iv) all reasonable fees and expenses of counsel to the Indenture Trustee; (v) all reasonable fees and expenses of counsel to the Owner Trustee; (vi) all fees and expenses of PricewaterhouseCoopers LLP relating to the letter referred to in Sections 6(a) and 8(c) hereof; (vii) all fees and expenses of accountants incurred in connection with the delivery of any accountant's or auditor's reports required pursuant to the Indenture or the Sale and Servicing Agreement; (viii) the cost of printing any term sheets, computational materials and preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Closing Date pursuant to Section 5(d) hereof) relating to the Underwritten Securities and the Registration Statement; and (ix) any other fees and expenses incurred in connection with the performance of its obligations hereunder.

                  (i) The Underwriters shall pay the following costs and expenses incident to the performance of their obligations hereunder: all Blue Sky fees and expenses as well as reasonable fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys. Except as provided in subsection (h) and Section 10 hereof, the Underwriters will pay all their own costs and expenses, including, without limitation, the cost of printing any agreement among underwriters, the fees and expenses of Mayer, Brown, Rowe & Maw LLP, counsel to the Underwriters, transfer taxes on resale of the Underwritten Securities by the Underwriters, and any advertising expenses connected with any offers that the Underwriters may make.

                  (j) For a period from the date of this Underwriting Agreement until the retirement of the Underwritten Securities, or until such time as the Underwriters shall cease to maintain a secondary market in the Underwritten Securities, whichever occurs first, to deliver to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountants' servicing reports furnished to the Owner Trustee and the Indenture Trustee pursuant to
Article IV of the Sale and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Owner Trustee and the Indenture Trustee, (ii) copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Article III of the Indenture, by first-class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee, (iii) copies of each amendment to any Basic Document and (iv) on or about each Distribution Date, a copy of the statement furnished by the Indenture Trustee to the Noteholders pursuant to Section 5.10 of the Sale and Servicing Agreement, by express mail or telecopy.

                  (k) On or before the Closing Date, the Depositor shall cause Triad's computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables, and from and after the Closing Date neither the Depositor nor the Servicer shall take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Basic Documents.

                  (l) To the extent, if any, that the ratings provided with respect to the Underwritten Securities by the rating agency or agencies that initially rate the Underwritten Securities are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish such documents and take any such other actions.

         6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Underwritten Securities will be subject to the accuracy of the representations and warranties on the part of the Depositor herein, to the accuracy of the statements of officers of the Depositor and Triad made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

                  (a)      On or prior to the Closing Date,
PricewaterhouseCoopers LLP shall have furnished to the Representative a letter dated as of the Closing Date substantially in the form and substance of the draft to which the Representative has previously agreed.

                  (b) The Representative shall have received the Sale and Servicing Agreement, the Purchase Agreement, the Indenture, the Trust Agreement, the Indemnification Agreement, the Class A Notes and the other Basic Documents in form and substance satisfactory to the Representative and duly executed by the signatories required pursuant to the respective terms thereof.

                  (c) On the Closing Date, the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

                  (d) The Representative shall have received as of the Closing Date an officer's certificate signed by an authorized officer of the Depositor representing and warranting that, as of the Closing Date, except to the extent that they relate expressly to another date in which case they will be true and correct as of such date on the Closing Date, the representations and warranties of the Depositor in this Underwriting Agreement will be true and correct in all material respects, that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that neither the Registration Statement nor the Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such certificate shall apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished by an Underwriter through the Representative expressly for use therein or (ii) the Derived Information (as defined in Section 8).

                  (e) Since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Depositor, or any material adverse change in the financial position or results or operations of the Depositor, otherwise than as set forth or contemplated in the Prospectus, which in any such case makes it impracticable or inadvisable in the Representative's reasonable judgment to proceed with the public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                  (f) Since the respective dates as of which information is provided in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of Triad and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Triad and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which makes it impracticable or inadvisable in the Representative's reasonable judgment to proceed with the public offering or the delivery of the

Underwritten Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                  (g) Subsequent to the execution and delivery of this Underwriting Agreement,

                           (i)      (A) there shall not have occurred a
                  declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representative's reasonable judgment, substantially impairs the Underwriters' ability to settle the transaction; provided that the exercise of such judgment shall take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if the United States Securities and Exchange Commission or, with respect to a banking moratorium, the Board of Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Closing Date that the resumption of such systems will occur within 3 business days of the scheduled Closing Date for such Underwritten Securities, the ability to settle the transaction shall not be deemed to be substantially impaired and (B) the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representative's reasonable judgment, to proceed with the public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented, and

                           (ii) there shall not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system,
                  (B) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (C) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representative's view has caused a substantial deterioration in the price and/or value of such Underwritten Securities, that in the case of clause (A), (B) or (C), in the mutual reasonable determination of the Representative and Triad, the effect of any such event or circumstance makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Underwritten Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                  (h) Counsel satisfactory to the Representative in its reasonable judgment shall have furnished to the Representative a written opinion, dated as of the Closing Date, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

                           (i) The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                           (ii) This Underwriting Agreement has been duly authorized, executed and delivered by the Depositor.

                           (iii) The Purchase Agreement, the Insurance Agreement, the Trust Agreement and the Sale and Servicing Agreement have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of, the Depositor.

                           (iv) The consummation of the transactions contemplated by this Underwriting Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the property or assets of the Depositor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to such counsel under which the Depositor is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Formation or the Limited Liability Company Agreement of the Depositor.

                           (v) The Notes have been duly authorized; when executed by the Owner Trustee and authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for by the purchasers thereof, the Notes will constitute valid and binding obligations of the Trust enforceable in accordance with their terms.

                           (vi) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Depositor prior to the Closing Date (other than the financial statements and other accounting information contained in the Registration Statement or the Prospectus as amended or supplemented or any further amendments or supplements thereto, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and the Trust Indenture Act.

                           (vii) Such counsel believes that neither the Registration Statement (other than the financial statements and other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) nor any amendment thereto, at the time the same became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (viii) Such counsel believes that at the Closing Date the Prospectus as amended or supplemented (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no opinion) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (ix) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which is not filed or incorporated by reference or described as required.

                           (x) Such counsel does not know of any legal or governmental proceedings pending to which the Depositor is a party or of which any property of the Depositor is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus as amended or supplemented and other than such proceedings which, in such counsel's opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Depositor and will not materially and adversely affect the performance by the Depositor of its obligations under, or the validity and enforceability of, this Underwriting Agreement, the Basic Documents or the Notes.

                           (xi) The Notes, the Indemnification Agreement, the Basic Documents and this Underwriting Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement or the Prospectus.

                           (xii)    The Depositor is not required to be
                  registered under the Investment Company Act of 1940, as amended.

                           (xiii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Basic Documents, except such as may be required under the Act, the Trust Indenture Act and other federal and state securities laws; filings with respect to the transfer of the Receivables to the Depositor pursuant to the Purchase Agreement and to the Trust pursuant to the Sale and Servicing Agreement and the grant of a security interest in the

                  Receivables to the Indenture Trustee pursuant to the Indenture; and such other approvals as have been obtained.

         Such opinion may be made subject to the qualifications that the enforceability of the terms of the Indenture, the Insurance Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Notes may be limited by bankruptcy, insolvency, reorganizations or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (i) Counsel satisfactory to the Representative in its reasonable judgment shall have furnished to the Representative a written opinion, dated as of the Closing Date, in form satisfactory to the Representative in its reasonable judgment, to the effect that:

                           (i) Triad has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with only such exceptions as are not material to the business of Triad and its subsidiaries considered as a whole.

                           (ii) The indemnification agreement relating to the Underwritten Securities (the "Triad Indemnification Agreement") dated October 20, 2003 between Triad and the Representative, has been duly authorized, executed and delivered by Triad.

                           (iii) The Limited Liability Company Agreement, the Insurance Agreement, the Purchase Agreement, and the Sale and Servicing Agreement have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of, Triad. The Indenture, the Insurance Agreement and the Sale and Servicing Agreement, have been duly authorized, executed and delivered by the Trust and each constitutes a valid and binding obligation of the Trust.

                           (iv) The consummation of the transactions contemplated by this Underwriting Agreement, the Triad Indemnification Agreement and the Basic Documents, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to Triad and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Triad and its subsidiaries considered as a whole) upon any of the property or assets of Triad pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to such counsel under which Triad is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of Triad.

                           (v) Such counsel does not know of any legal or governmental proceedings pending to which Triad is a party or of which any property of Triad is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus as amended or supplemented and other than such proceedings which, in such counsel's opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of Triad and its subsidiaries considered as a whole and will not materially and adversely affect the performance by Triad of its obligations under, or the validity and enforceability of, the Basic Documents or the Triad Indemnification Agreement.

                           (vi) Triad has full power and authority to sell and assign the property to be sold and assigned to the Depositor pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Depositor by all necessary corporate action.

                           (vii) The Depositor has full power and authority to sell and assign the property to be sold and assigned to the Trust pursuant to the Sale and Servicing Agreement and has duly authorized such sale and assignment to the Trust by all necessary limited liability company action.

                           (viii) The Trust has full power and authority to grant a security interest in the property to be pledged to the Indenture Trustee pursuant to the Indenture and has duly authorized such grant by all necessary trustee action.

                           (ix) The statements in the Prospectus under the captions "Risk Factors", "Material Federal Income Tax Consequences", "State and Local Tax Considerations", "ERISA Considerations", "Legal Investment" and "Material Legal Aspects of the Automobile Loans" to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

                           (x) Immediately prior to the sale of the Receivables to the Depositor, Triad owned the Receivables free and clear of any lien, security interest or charge; immediately prior to the assignment of the Receivables to the Trust, the Depositor owned the Receivables free and clear of any lien, security interest or charge; and immediately prior to the grant of a security interest in the Receivables to the Indenture Trustee, the Trust owned the Receivables free and clear of any lien, security interest or charge. With respect to each Receivable constituting part of the Trust, such Receivable is secured by a validly perfected first priority security interest in the vehicle financed thereby in favor of Triad as a secured party or Triad has instituted appropriate procedures that if followed (and such counsel has no reason to believe that they will not be so followed) will result in the perfection of a first priority security interest in the vehicle financed thereby in favor of Triad as a secured party. Each such Receivable has been duly and validly assigned to the Depositor by Triad and to the Trust by the Depositor, and a security interest in each such Receivable has been duly and validly granted to the Indenture Trustee by the Trust.

                           (xi) All filings necessary under applicable law to perfect the sale of the Receivables by Triad to the Depositor pursuant to the Purchase Agreement, the sale of the Receivables by the Depositor to the Trust pursuant to the Sale and Servicing Agreement and the grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture have been made and, provided that neither Triad nor the Depositor relocates its principal place of business to a state other than California or changes its jurisdiction of organization, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the sale of the Receivables either to the Depositor pursuant to the Purchase Agreement or to the Trust pursuant to the Sale and Servicing Agreement and of the grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture.

                           (xii) The Trust Agreement is not required to be qualified under the Trust Indenture Act, the Indenture has been duly qualified under the Trust Indenture Act, and neither the Trust nor Triad is required to be registered under the Investment Company Act of 1940, as amended.

                           (xiii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Basic Documents, the Triad Indemnification Agreement, or the Indemnification Agreement, except such as may be required under the Act, the Trust Indenture Act and other federal and state securities laws; filings with respect to the transfer of the Receivables to the Depositor pursuant to the Purchase Agreement and to the Trust pursuant to the Sale and Servicing Agreement and the grant of a security interest in the Receivables to the Indenture Trustee pursuant to the Indenture; and such other approvals as have been obtained.

                           (xiv) Such counsel does not know of any legal or governmental proceedings pending to which either Triad or the Depositor is a party or of which any property of either Triad or the Depositor is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others (1) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Underwriting Agreement, the Indemnification Agreement, the Triad Indemnification Agreement, or the Basic Documents, or (2) seeking adversely to affect the federal income tax attributes of the Class A Notes as described in the Prospectus under the heading "Material Federal Income Tax Consequences."

                           (xv) Neither the issuance or sale of the Notes, nor the execution and delivery of the Notes, this Underwriting Agreement, the Indemnification Agreement, the Triad Indemnification Agreement, or the Basic Documents, nor the consummation of any of the other transactions contemplated herein or in the Indemnification Agreement, the Triad Indemnification Agreement, or the Basic Documents by Triad or the Depositor, as the case may be, will contravene the terms of any material provision of any statute, order, or regulation applicable to Triad or the Depositor, as the case may be, the failure with which to comply could have a material adverse effect on Triad and its subsidiaries considered as a whole or the Depositor, as the case may be.

                  (j) Dewey Ballantine LLP (or such other counsel satisfactory to the Representative) shall have furnished their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables by Triad to the Depositor as a sale and with respect to the security interest of the Trust in the Receivables (which opinion shall state that it may be relied upon by the Indenture Trustee), to the Representative and to Triad, and such opinion shall be in substantially the form previously discussed with the Representative and counsel to the Representative and in any event satisfactory in form and in substance to the Representative and to counsel to the Representative and to Triad.

                  (k) Dewey Ballantine LLP (or such other counsel satisfactory to the Representative), special counsel to Triad, shall have furnished their written opinion, dated the Closing Date, with respect to the nonconsolidation under the Bankruptcy Code of the assets and liabilities of the Depositor with the assets and liabilities of Triad in the event that Triad were to become the subject of a case under the Bankruptcy Code to the Representative and to Triad, and such opinion shall be in substantially the form previously discussed with the Representative and counsel to the Representative and in any event satisfactory in form and in substance to the Representative and counsel to the Representative and to Triad.

                  (l) Dewey Ballantine LLP, special tax counsel to the Depositor, shall have furnished to the Representative their written opinion, dated as of the Closing Date, in form and in substance satisfactory to the Representative in its reasonable judgment, to the effect that:

                           (i) The Trust will not be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, and the Notes will be characterized as debt for federal income tax purposes.

                           (ii) The statements in the Registration Statement and the Prospectus under the heading "Summary - Federal Income Tax Consequences" as they relate to federal income tax matters and under the heading "Material Federal Income Tax Consequences," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                  (m) Counsel satisfactory to the Representative in its reasonable judgment shall have furnished to the Representative a written opinion, dated as of the Closing Date, in form satisfactory to the Representative in its reasonable judgment, to the effect that, assuming the Depositor and the Trust will each not be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes and the Notes will be characterized as debt for federal income tax purposes:

                           (i) The Trust will not be classified as an association, or a publicly traded partnership, taxable as a corporation for California state tax purposes.

                           (ii) The Notes will be characterized as debt for California income tax purposes.

                           (iii) Noteholders not otherwise subject to tax in California should not be subject to tax in California solely because of a Noteholder's ownership of the Notes.

                  (n) The Representative shall have received an opinion addressed to the Representative of Dewey Ballantine LLP, dated the Closing Date, with respect to the validity of the Underwritten Securities, and such other related matters as the Representative shall require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (o) The Representative shall have received an opinion addressed to the Representative, the Depositor and Triad of counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Representative, addressing such matters as the Representative may request and substantially to the effect that:

                           (i) The Owner Trustee is a Delaware banking corporation duly created, validly existing and in good standing under the laws of Delaware, with its principal place of business in the State of Delaware.

                           (ii) The Owner Trustee has all necessary power and authority to execute and deliver the Trust Agreement and the Certificate of Trust and to execute and deliver, on behalf of the Trust, each of the Indenture, the Insurance Agreement and the Sale and Servicing Agreement. The Owner Trustee has all necessary power and authority to execute the Certificate and the Notes on behalf of the Trust and to authenticate the Certificate.

                           (iii)    Each of the Trust Agreement and the
                  Certificate of Trust has been duly executed and delivered by the Owner Trustee and each of the Indenture, the Insurance Agreement and the Sale and Servicing Agreement has been duly executed and delivered by the Owner Trustee on behalf of the Trust. Each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

                           (iv) The execution and delivery of the Trust Agreement and the Certificate of Trust by the Owner Trustee and the execution and delivery of the Indenture, Sale and Servicing Agreement, the Insurance Agreement, the Notes and the Certificate by the Owner Trustee, on behalf of the Trust, does not conflict with or result in a breach of or constitute a default under the Owner Trustee's organization certificate or by-laws, any federal or Delaware law, rule or regulation governing its banking or trust powers or, to the best of counsel's knowledge, without independent investigation, any judgment or order applicable to it or its acts, properties or, to the best of counsel's knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee in its respective capacities is a party or by which it is bound.

                           (v) Neither the execution and delivery by the Owner Trustee, on behalf of the Trust, of the Indenture, the Insurance Agreement or Sale and Servicing Agreement, nor the execution and delivery of the Trust Agreement or the Certificate of Trust by the Owner Trustee, requires the consent, authorization, order or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States governing the banking or trust powers of the Owner Trustee.

                           (vi) To the best of counsel's knowledge, without independent investigation, there are no actions or proceedings pending or threatened against the Owner Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of Delaware which involve the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Insurance Agreement or the Certificate of Trust or the Notes or would question the right, power or authority of the Owner Trustee to enter into or perform its obligations under the Trust Agreement or the Certificate of Trust or to execute and deliver, on behalf of the Trust, the Indenture, Sale and Servicing Agreement or the Insurance Agreement.

                  (p) The Representative shall have received an opinion addressed to the Representative, the Depositor and Triad of counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Representative, addressing such matters as the Representative may request and substantially to the effect that:

                           (i) the Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801, et seq. (the "Delaware Act"), and has the power and authority under the Trust Agreement and the Delaware Act to execute, deliver and perform its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Insurance Agreement and the Notes.

                           (ii) The Trust Agreement is the legal, valid and binding agreement of Triad, the Depositor and the Owner Trustee, enforceable against Triad, the Depositor and the Owner Trustee, in accordance with its terms.

                           (iii) The Trust has the power and authority under the Trust Agreement and the Delaware Act to Grant the Trust Property to the Indenture Trustee pursuant to the Indenture.

                           (iv) Each of the Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Insurance Agreement and the Notes have been duly authorized by the Trust.

                           (v) The issuance of the Certificate has been duly authorized by the Trust, and the Certificate, when duly executed by the Owner Trustee on behalf of the Trust and authenticated by the Owner Trustee in accordance with the Trust Agreement and delivered to the Depositor in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

                           (vi)     Neither the execution, delivery and
                  performance by the Trust of the Trust Agreement, the Indenture, the Insurance Agreement, the Sale and Servicing Agreement, and the Notes, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

                           (vii)    Neither the execution, delivery and
                  performance by the Trust of the Trust Agreement, the Indenture, the Insurance Agreement and the Sale and Servicing Agreement, including the execution and delivery of such documents by the Owner Trustee on behalf of the Trust, nor the consummation by the Trust or the Owner Trustee on behalf of the Trust of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust or the Owner Trustee or, to the best of counsel's knowledge, without independent investigation, any agreement, indenture, instrument, order, judgment or decree to which the Trust or any of its property is subject.

                           (viii) To the best of counsel's knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Trust before any court or other governmental authority of the State of Delaware which, if adversely decided, would adversely affect the Trust Property or the ability of the Trust to carry out the transactions contemplated by the Trust Agreement, the Indenture, the Insurance Agreement and the Sale and Servicing Agreement.

                           (ix)     Under the Delaware Act, the Trust
                  constitutes a separate legal entity, separate and distinct from the holder of any Certificate and any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Trust rather than the holder of any Certificate in such Trust will hold whatever title to such property as may be conveyed to it from time to time pursuant to the Trust Agreement and the Sale and Servicing Agreement, except to the extent that such Trust has taken action to dispose of or otherwise transfer or encumber any such property.

                           (x) Except as otherwise provided in the Trust Agreement, under Section 3805(c) of the Delaware Act, a holder of a Certificate has no interest in specific statutory trust property.

                           (xi) Under Section 3805(b) of the Delaware Act, no creditor of any holder of a Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

                           (xii) Under the Trust Agreement, the Owner Trustee has the authority to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is a party.

                  (q) The Representative shall have received an opinion addressed to the Representative, the Depositor, the Trust, the Indenture Trustee and Triad of counsel to the Insurer, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Representative, to the effect that:

                           (i)      The Insurer is a stock insurance
                  corporation, duly incorporated and validly existing under the laws of the State of New York. The Insurer is validly licensed and authorized to issue the Note Policy and perform its obligations under the Note Policy in accordance with the terms thereof, under the laws of the State of New York.

                           (ii) The execution and delivery by the Insurer of the Note Policy and the Insurance Agreement are within the corporate power of the Insurer and have been authorized by all necessary corporate action on the part of the Insurer; the Note Policy has been duly executed and is the legal, valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Note Policy may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                           (iii) The Insurer is authorized to deliver the Insurance Agreement and it has been duly executed and (assuming the due authorization, execution and delivery of the other parties thereto) is the valid and binding obligation of the Insurer enforceable in accordance with its terms except that the enforcement of the Insurance Agreement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and subject to the principles of public policy limiting the right to enforce indemnification provisions contained therein insofar as such provisions relate to indemnification for liabilities arising under securities laws.

                           (iv) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required on the part of the Insurer the lack of which would adversely affect the validity or enforceability of the Note Policy; to the extent required by applicable legal requirements that would adversely affect validity or enforceability of the Note Policy, the Note Policy form has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with such Note Policy.

                           (v) The execution and delivery of the Insurance Agreement and the Note Policy, and the compliance with the terms and provisions thereof, will not conflict with, result in a breach of or constitute a default under any of the terms, provisions or conditions of the charter or bylaws of the Insurer, to the extent such conflict, breach or default would materially and adversely affect the Insurer's ability to perform its obligations under the Note Policy.

                           (vi) To the extent the Note Policy constitutes a security within the meaning of Section 2(1) of the Act, it is a security that is exempt from the registration requirements of the Act.

                           (vii) The information set forth under the captions "The Policy" and "The Insurer" in the Prospectus Supplement dated October 20, 2003, insofar as such information constitutes a description of the Note Policy, accurately summarizes the Note Policy.

                  (r) The Representative shall have received an opinion addressed to the Representative, the Depositor and Triad of counsel to the Indenture Trustee and Backup Servicer, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Representative, to the effect that:

                           (i) The Indenture Trustee has been legally incorporated under the laws of the State of New York and, based upon a certificate of good standing issued by that State, is validly existing as a banking association in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver the Indenture, the Insurance Agreement and the Sale and Servicing Agreement and to perform its obligations thereunder.

                           (ii) With respect to the Indenture Trustee, the performance of its obligations under the Indenture, the Insurance Agreement and the Sale and Servicing Agreement and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any court, agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given.

                           (iii) With respect to the Indenture Trustee, the performance of its obligations under the Indenture, the Insurance Agreement and the Sale and Servicing Agreement and the consummation of the transactions contemplated thereby will not result in: (i) any breach or violation of its certificate of incorporation or bylaws, (ii) to such counsel's knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which the Indenture Trustee is a party or by which it is bound or
                  (ii)
                  any breach or violation of any statute or regulation or, to such counsel's knowledge, any order of any court, agency or other governmental body.

                           (iv) To such counsel's knowledge, with respect to the Indenture Trustee, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened against it which, either in one instance or in the aggregate, draws into question the validity of the Indenture, the Insurance Agreement or the Sale and Servicing Agreement, seeks to prevent the consummation of any of the transactions contemplated by the Indenture or the Sale and Servicing Agreement or would impair materially the ability of the Indenture Trustee to perform its obligations under the Indenture, the Insurance Agreement or the Sale and Servicing Agreement.

                           (v) Each of the Indenture, the Insurance Agreement and the Sale and Servicing Agreement has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the necessary authorization, execution and delivery thereof by the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Indenture Trustee in accordance with its terms.

                           (vi) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

                  (s) The Representative shall have received an officer's certificate dated the Closing Date of an authorized officer of:

                           (i) Triad, in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Servicer contained in the Sale and Servicing Agreement and of Triad contained in the Purchase Agreement are true and correct in all material respects and that Triad has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                           (ii) The Depositor, in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Depositor contained in the Trust Agreement, the Sale and Servicing Agreement and the Purchase Agreement are true and correct in all material respects, and that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                  (t) The Class A-1 Notes shall have been rated in the highest short-term rating category by each of Moody's, Fitch and Standard & Poor's; the Class A-2 Notes, the Class A-3 and the Class A-4 Notes shall have been rated in the highest long-term rating category by each of Moody's, Fitch and Standard & Poor's.

                  (u) At the Closing Date, the Class A Notes shall have been validly issued and paid for by the Depositor.

                  (v) The Note Policy shall have been issued by the Note Insurer and shall have been duly countersigned by an authorized agent of the
Note Insurer, if so required under applicable state law or regulation.

                  (w) All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto, shall be reasonably satisfactory in form and substance to the Representative and counsel for the Representative, and the Representative and counsel for the Representative shall have received such other information, opinion, certificates and documents as they may reasonably request in writing.

                  (x) The Representative shall have received from local counsel, in the states where there is a concentration of 10% or more of the Receivables, an opinion dated the Closing Date as to the perfection of security interests in automobiles in such states.

         7. Indemnification and Contribution. (a) The Depositor will indemnify and hold each Underwriter harmless against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any related preliminary prospectus or any portion of the 8-K Information constituting Pool Information or Prospectus Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Depositor by any Underwriter through the Representative specifically for use therein; and provided further, that the Depositor shall not be liable to any Underwriter or any person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or such controlling person results from the fact that such Underwriter sold the Underwritten Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter reasonably prior to such transaction.

         The indemnity agreement in this subsection (a) shall be in addition to any liability which the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Depositor against any losses, claims, damages or liabilities to which the Depositor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any related preliminary prospectus, or 8-K Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representative specifically for use therein or (ii) in the Derived Information prepared by such Underwriter, and will reimburse any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending any such action or claim.

         The indemnity agreement in this subsection (b) shall be in addition to any liability which each Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Depositor within the meaning of the Act.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless the indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                  (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Underwritten Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement as amended or supplemented with respect to the Underwritten Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to any Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold Underwritten Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter reasonably prior to such transaction. The Depositor and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount pursuant to this Underwriting Agreement and the Triad Indemnification Agreement (collectively) in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Underwritten Securities in this subsection (d) to contribute are several and not joint in proportion to their respective underwriting obligations with respect to such Underwritten Securities as set forth in Schedule I hereto.

         8.       8-K Information and Derived Information.

                  (a) Each Underwriter may prepare and provide to prospective investors "Computational Materials," "ABS Term Sheets" and "Collateral Term Sheets" (collectively, the "8-K Information") in connection with its offering of the Notes, as described in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I and certain affiliates, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters"); subject to the following conditions: (i) such Underwriter shall comply with the requirements of the No-Action Letters; (ii) for purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but with respect to any Underwriter shall include only those Computational Materials that have been prepared by such Underwriter for prospective investors and for purposes hereof and "ABS Term Sheets" and "Collateral Term Sheets" shall have the meanings given such terms in the PSA Letter but with respect to any Underwriter shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared by such Underwriter for prospective investors; (iii) each Underwriter shall provide to the Depositor any 8-K Information which is provided to investors no later than the second Business Day preceding the date such 8-K Information is required to be filed pursuant to the applicable No-Action Letters and each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed; and (iv) in the event that the Depositor or any Underwriter discovers an error in the 8-K Information, the Underwriter that prepared such material shall prepare corrected 8-K Information and deliver it to the Depositor for filing.

                  (b) The Depositor will cause to be filed with the Commission one or more current reports on Form 8-K with respect to the 8-K Information.

                  (c) The Depositor shall cause PricewaterhouseCoopers LLP to furnish the Depositor a letter dated no later than the Closing Date, in form and substance satisfactory to the Depositor, with respect to any 8-K Information prepared by such Underwriter.

                  (d) Each Underwriter represents and warrants to, and covenants with, the Depositor that the Derived Information prepared by such Underwriter for prospective investors, when read in conjunction with the Prospectus, is not misleading or inaccurate in any material respect.

         For purposes of this Underwriting Agreement, the term "Derived Information" means such portion, if any, of 8-K Information that is not Pool Information or Prospectus Information; provided, however, that 8-K Information that is not Pool Information or Prospectus Information shall not constitute Derived Information to the extent such information is inaccurate or misleading in any material respect directly as a result of it being based on Pool Information or Prospectus Information that is inaccurate or misleading in any material respect. "Pool Information" means the Computer Tape and the other information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriters by the Depositor or Triad regarding the Receivables and "Prospectus Information" means the information contained in (but not incorporated by reference in) the Prospectus, provided, however, that if any information that would otherwise constitute Pool Information or Prospectus Information is presented in the 8-K Information in a way that is either inaccurate or misleading in any material respect when read in conjunction with the Prospectus and would not be inaccurate or misleading in any material respect but for the manner in which such information is presented, such information shall not be Pool Information or Prospectus Information.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements (including, without limitation, Section 5(k) hereof) of the Depositor or the officers of the Depositor and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Underwritten Securities.

         10. Failure to Purchase the Underwritten Securities. If the purchase of the Underwritten Securities shall not be consummated because the circumstances described in Section 6(f) shall have occurred, then the Depositor shall not have any liability to the Underwriters with respect to the Underwritten Securities except as provided in Section 5(h) and Section 7 hereof; but if for any other reason the Underwritten Securities are not delivered to the Underwriters as provided herein, the Depositor will be liable to reimburse the Underwriters, through the Representative, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Underwritten Securities, but the Depositor shall not then have any further liability to any Underwriter with respect to the Underwritten Securities except as provided in Section 5(h) and
Section 7 hereof. If any Underwriter or Underwriters default on their obligations to purchase Underwritten Securities hereunder and the aggregate principal amount of Underwritten Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Underwritten Securities, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Underwritten Securities by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Underwritten Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Underwritten Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Underwritten Securities and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of such Underwritten Securities by other persons are not made within 36 hours after such default, this Underwriting Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Depositor, except as provided in Section 5(h) and Section 7 hereof. As used in this Underwriting Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

         11. Notices. All communications hereunder will be in writing and will be mailed, delivered or sent by facsimile transmission and confirmed. Communications to the Representative or the Underwriters shall be given to the Representative at (i) Credit Suisse First Boston LLC, 11 Madison Avenue, 5th Floor, New York, New York 10010. Communications to the Depositor shall be given to it in care of Triad Financial Special Purpose LLC, 7711 Center Avenue, Suite 390, Huntington Beach, California 92647, Attention: Chief Financial Officer.

         12. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

         13. Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         14. Counterparts. This Underwriting Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance hereof shall constitute a binding agreement.

                                 Very truly yours,

                                 TRIAD FINANCIAL SPECIAL PURPOSE LLC

                                 By: /s/ MIKE L. WILHELMS
                                    -------------------------------
                                    Name: Mike L. Wilhelms
                                    Title: Chief Financial Officer

             [Signature page to Underwriting Agreement (p. 1 of 2)]

Accepted as of the date hereof:

CREDIT SUISSE FIRST BOSTON LLC

By: /s/ JOHN L. McWILLIAMS, IV
   -----------------------------
   Name: John L. McWilliams, IV
   Title: Managing Director

Acting on behalf of itself and
as the Representative of the
Underwriters

             [Signature page to Underwriting Agreement (p. 2 of 2)]

                                   SCHEDULE I

                                                                           BARCLAYS             DEUTSCHE BANK
  INITIAL PRINCIPAL      CITIGROUP GLOBAL         CREDIT SUISSE            CAPITAL                SECURITIES
       AMOUNT              MARKETS INC.         FIRST BOSTON LLC             INC.                     INC.
----------------------------------------------------------------------------------------------------------------
 Class A-1 Notes       $         72,000,000   $         72,000,000   $         24,500,000   $         24,500,000
----------------------------------------------------------------------------------------------------------------
 Class A-2 Notes       $        102,000,000   $        102,000,000   $         38,000,000   $         38,000,000
----------------------------------------------------------------------------------------------------------------
 Class A-3 Notes       $         78,000,000   $         78,000,000   $         27,000,000   $         27,000,000
----------------------------------------------------------------------------------------------------------------
 Class A-4 Notes       $         93,000,000   $         93,000,000   $        31,5000,000   $        31,5000,000
----------------------------------------------------------------------------------------------------------------
      TOTAL            $        345,000,000   $        345,000,000   $        121,000,000   $        121,000,000
================================================================================================================